EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             BRAZOS SPORTSWEAR, INC.

                                       AND

                                THE STOCKHOLDERS

                                       OF

                                  SOLARCO, INC.

                      ------------------------------------

                                   MAY 8, 1997

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                                TABLE OF CONTENTS

                                                                      PAGE NO.

ARTICLE I

      PURCHASE AND SALE OF STOCK ..........................................    1
      1.1.  PURCHASE AND SALE OF STOCK ....................................    1
      1.2.  ADDITIONAL CONSIDERATION ......................................    2
            1.2.1.  DELAYED CLOSING AMOUNT ................................    2
            1.2.2.  TAX BENEFIT AMOUNT ....................................    2
      1.3.  ESCROW AGREEMENT ..............................................    2
      1.4.  CLOSING .......................................................    3

ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ..................    3
      2.1.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ............    3
            2.1.1.  ORGANIZATION AND STANDING .............................    3
            2.1.2.  AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS;
                    COMPLIANCE ............................................    4
                  2.1.2.1.  AUTHORITY .....................................    4
                  2.1.2.2.  NONCONTRAVENTION ..............................    4
                  2.1.2.3.  STATUTORY APPROVALS ...........................    5
                  2.1.2.4.  COMPLIANCE ....................................    5
            2.1.3.  CAPITALIZATION AND TITLE TO SHARES ....................    6
            2.1.4.  FINANCIAL STATEMENTS ..................................    6
            2.1.5.  ADDITIONAL SOLARCO INFORMATION ........................    6
                  2.1.5.1.  REAL ESTATE ...................................    6
                  2.1.5.2.  MACHINERY AND EQUIPMENT .......................    6
                  2.1.5.3.  INVENTORY .....................................    7
                  2.1.5.4.  RECEIVABLES ...................................    7
                  2.1.5.5.  PAYABLES ......................................    7
                  2.1.5.6.  INSURANCE .....................................    7
                  2.1.5.7.  MATERIAL CONTRACTS ............................    7
                  2.1.5.8.  EMPLOYEE COMPENSATION PLANS ...................    7
                  2.1.5.9.  CERTAIN SALARIES ..............................    7
                  2.1.5.10.  EMPLOYEE AGREEMENTS ..........................    8
                  2.1.5.11.  PATENTS ......................................    8
                  2.1.5.12.  TRADE NAMES ..................................    8
                  2.1.5.13.  PROMISSORY NOTES .............................    8

                                       (i)
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                  2.1.5.14.  GUARANTIES ...................................    8
            2.1.6.  NO UNDISCLOSED DEFAULTS ...............................    8
            2.1.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS ..................    9
            2.1.8.  TAXES .................................................    9
            2.1.9.  INTELLECTUAL PROPERTY .................................    9
            2.1.10.  TITLE TO PROPERTIES ..................................   10
            2.1.11.  LITIGATION ...........................................   10
            2.1.12.  ENVIRONMENTAL COMPLIANCE .............................   10
                  2.1.12.1.  ENVIRONMENTAL CONDITIONS .....................   10
                  2.1.12.2.  PERMITS, ETC .................................   10
                  2.1.12.3.  COMPLIANCE ...................................   11
                  2.1.12.4.  PAST COMPLIANCE ..............................   11
                  2.1.12.5.  ENVIRONMENTAL CLAIMS .........................   11
                  2.1.12.6.  RENEWALS .....................................   11
            2.1.13.  FINDER'S FEE .........................................   11
            2.1.14.  EMPLOYMENT MATTERS ...................................   12

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF BRAZOS ............................   13
      3.1.  REPRESENTATIONS AND WARRANTIES OF BRAZOS ......................   13
            3.1.1.  ORGANIZATION AND STANDING .............................   13
            3.1.2.  AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS;
                    COMPLIANCE ............................................   13
                  3.1.2.1.  AUTHORITY .....................................   13
                  3.1.2.2.  NONCONTRAVENTION ..............................   14
                  3.1.2.3.  STATUTORY APPROVALS ...........................   14
                  3.1.2.4.  COMPLIANCE ....................................   14
            3.1.3.  FINDER'S FEE ..........................................   15

ARTICLE IV

      OBLIGATIONS PENDING CLOSING DATE ....................................   15
      4.1.  AGREEMENTS ....................................................   15
            4.1.1.  MAINTENANCE OF PRESENT BUSINESS .......................   15
            4.1.2.  INSPECTION ............................................   15
      4.2.  ADDITIONAL AGREEMENTS OF THE SHAREHOLDERS .....................   16
            4.2.1.  PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS ...........   16
            4.2.2.  PROHIBITION OF CERTAIN LOANS ..........................   16
            4.2.3.  PROHIBITION OF CERTAIN COMMITMENTS ....................   16
            4.2.4.  DISPOSAL OF ASSETS ....................................   16
            4.2.5.  MAINTENANCE OF INSURANCE ..............................   17

                                      (ii)
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            4.2.6.  NO AMENDMENT TO ARTICLES OF INCORPORATION, ETC ........   17
            4.2.7.  NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES ..........   17
            4.2.8.  PROHIBITION ON DIVIDENDS ..............................   17
      4.3.  ADDITIONAL AGREEMENTS OF THE SHAREHOLDERS AND BRAZOS ..........   17
            4.3.1.  HART-SCOTT-RODINO .....................................   17
            4.3.2.  NOTICE OF MATERIAL DEVELOPMENTS .......................   17
      4.4.  DISCLOSURE STATEMENT ..........................................   17
      4.5.  COMMERCIALLY REASONABLE EFFORTS ...............................   18

ARTICLE V

      CONDITIONS PRECEDENT TO OBLIGATIONS .................................   18
      5.1.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BRAZOS .................   18
            5.1.1.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS;
                    PERFORMANCE OF OBLIGATIONS ............................   18
            5.1.2.  NO INJUNCTION .........................................   18
            5.1.3.  OPINION OF COUNSEL ....................................   18
            5.1.4.  HART-SCOTT-RODINO, ETC ................................   19
            5.1.5.  CONSENT OF CERTAIN PARTIES IN PRIVITY WITH SOLARCO ....   19
            5.1.6.  TENDER OF STOCK .......................................   19
            5.1.7.  RESIGNATIONS ..........................................   19
            5.1.8.  FINANCING .............................................   19
            5.1.10.  ADOPTION AGREEMENT ...................................   19
            5.1.11.  ESCROW AGREEMENT .....................................   20
            5.1.12.  EMPLOYEE COMPENSATION MATTERS ........................   20
      5.2.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS .......   20
            5.2.1.  REPRESENTATIONS AND WARRANTIES OF BRAZOS;
                    PERFORMANCE OF OBLIGATIONS ............................   20
            5.2.2.  NO INJUNCTION .........................................   20
            5.2.3.  OPINION OF BRAZOS' COUNSEL ............................   20
            5.2.4.  HART-SCOTT-RODINO, ETC ................................   21
            5.2.5.  SATISFACTION OR ASSUMPTION OF INDEBTEDNESS AND
                    OTHER OBLIGATIONS .....................................   21
            5.2.6.  ESCROW AGREEMENT.......................................   21
            5.2.7.  PAYMENT OF CONSIDERATION...............................   21

ARTICLE VI

      TERMINATION AND ABANDONMENT..........................................   21
      6.1.  TERMINATION....................................................   21
            6.1.1.  BY MUTUAL CONSENT......................................   21
            6.1.2.  BY THE SHAREHOLDERS OR BRAZOS..........................   21
      6.2   WAIVER.........................................................   22
      6.3   EXPENSE ON TERMINATION.........................................   22

                                      (iii)
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      6.4.  AGREEMENT WITH RESPECT TO INITIAL PAYMENT......................   22

ARTICLE VII

      INDEMNIFICATION .....................................................   22
      7.1.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES ....................   22
      7.2.  INDEMNIFICATION OF BRAZOS .....................................   23
      7.3.  INDEMNIFICATION OF SHAREHOLDERS ...............................   23
      7.4.  INDEMNIFICATION PROCEDURE .....................................   23
      7.5.  ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION ...............   24

ARTICLE VIII

      MISCELLANEOUS .......................................................   24
      8.1.  ENTIRETY ......................................................   24
      8.2.  COUNTERPARTS ..................................................   24
      8.3.  NOTICES AND WAIVERS ...........................................   25
      8.4.  TABLE OF CONTENTS AND CAPTIONS ................................   25
      8.5.  SUCCESSORS AND ASSIGNS ........................................   25
      8.6.  SEVERABILITY ..................................................   25
      8.7.  APPLICABLE LAW ................................................   26
      8.8.  PUBLIC ANNOUNCEMENTS ..........................................   26

                                      (iv)
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                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT ("Agreement"), dated as of May 8, 1997, by and among Brazos Sportswear, Inc., a Delaware corporation ("Brazos"), and the shareholders (the "Shareholders") of Solarco, Inc. a Washington corporation ("Solarco"). On the date hereof, the following shareholders have executed and delivered this Agreement: Robert C. Klein ("Klein"), TCR International Partners, L.P., a Delaware limited partnership, Terbem Limited, a British Virgin Island corporation, Tinvest Limited, a British Virgin Island corporation, Bobst Investment Corp., a British Virgin Island corporation, and Mitvest Limited, a British Virgin Island corporation; on the date hereof, such Shareholders hold 72.8% of the fully diluted capital stock of Solarco. Prior to the Closing Date (as hereinafter defined), those Shareholders listed on SCHEDULE A hereto who are not signatories to this Agreement shall execute an adoption agreement (the "Adoption Agreement") wherein such Shareholders adopt this Agreement as if they were parties hereto on the date hereof.

      WHEREAS, Brazos desires to purchase from the Shareholders all of the issued and outstanding capital stock of Solarco, and the Shareholders desire to sell such capital stock to Brazos.

      NOW, THEREFORE, in consideration of the premises and of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF STOCK

      1.1. PURCHASE AND SALE OF STOCK. (i) Subject to the terms and conditions of this Agreement, at the Closing, the Shareholders agree to sell and convey to Brazos, and Brazos agrees to purchase and accept from the Shareholders, all of the Class A Voting Common Stock of Solarco, par value $.25 per share ("Class A Shares"), and Class B Non-Voting Common Stock of Solarco, par value $.25 per share ("Class B Shares") (the Class A Shares and Class B Shares are collectively referred to as the "Solarco Capital Stock"). In consideration of the sale of the Solarco Capital Stock, Brazos shall pay to the Shareholders an aggregate of (a) $30,000,000 (which amount shall be reduced by the amount of the excess (the "Excess Amount") of the payments described in Section 5.2.5 of the Solarco Disclosure Statement over $2,500,000), of which (i) $29,250,000 (less the Excess Amount) shall be paid in immediately available funds at Closing (except for any amount escrowed under Section 1.3 hereof) and (ii) $750,000 shall be paid by the issuance to Klein (in partial payment of the consideration for the Solarco Capital Stock held by Klein) of 73,171 shares of Brazos common stock, par value $.001 per share, (b) the Additional Consideration (as hereinafter defined) and
(c) the payment described in Section 1.1(ii) below (the consideration payable as described in items (a), (b) and (c) above is collectively referred to as the "Consideration"). Except as otherwise provided herein, the Consideration shall be paid at the Closing to the Shareholders in the percentages set forth in SCHEDULE A hereto. Not less than two days prior to Closing, the Shareholders shall provide wire transfer or other delivery instructions to Brazos.

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      (ii) On the date hereof, Brazos shall pay to Solarco, for the benefit of the Shareholders, the amount of $350,000 in immediately available funds (the "Initial Payment").

      1.2. ADDITIONAL CONSIDERATION. The Shareholders shall be entitled to receive additional consideration for the sale of the Solarco Capital Stock (the "Additional Consideration") as set forth in Sections 1.2.1 and 1.2.2 below:

            1.2.1. DELAYED CLOSING AMOUNT. If the Closing has not occurred on or before May 31, 1997, a "Delayed Closing Amount" shall be payable on the Closing Date to the Shareholders based on the percentages set forth in SCHEDULE A. The Delayed Closing Amount is equal to the "Prime Rate" times the amount of the Consideration payable under Section 1.1(i)(a) for the time period from June 1, 1997 through the Closing Date; such amount to be calculated on a per annum basis. The Prime Rate shall be the rate reported by THE WALL STREET JOURNAL.

            1.2.2. TAX BENEFIT AMOUNT. A "Tax Benefit Amount" shall be deposited and distributed pursuant to the Escrow Agreement described in Section 1.3. The Tax Benefit Amount shall be equal to the excess, if any, of (A) the federal and state income and payroll tax liability of the Solarco Consolidated Group (as hereafter defined) for tax periods ending on or before the Closing Date (the "Tax Cost") assuming none of the options to purchase Solarco Capital Stock set forth in Section 2.1.3(a) of the Solarco Disclosure Statement were exercised over (B) the actual Tax Cost of the Solarco Consolidated Group. For purposes of this Section 1.2.2, the term "Solarco Consolidated Group" shall include Solarco and any Solarco Subsidiary which is a member of the same "affiliated group" as defined in
      Section 1504 of the Internal Revenue Code of 1986, as amended, and together with Solarco has elected to file a consolidated federal income tax return. If the Tax Benefit Amount is greater than $2,000,000, such excess amount shall be paid to the Shareholders in cash in the percentages set forth in SCHEDULE A at the time the Tax Benefit Amount is paid to the Escrow Agent.

      The Tax Benefit Amount shall be computed at or before the Closing Date. Brazos will make all required filings with the Internal Revenue Service and take all other reasonably practicable steps to obtain a tax refund after the Closing with respect to the Tax Benefit Amount, and upon receipt of such amount, it shall cause an equal amount (up to $2,000,000) to be deposited with the Escrow Agent.

      1.3. ESCROW AGREEMENT. On the Closing Date, the Consideration which is payable in cash (the "Cash Consideration") shall be reduced by the amount, if any, deposited in escrow as set forth in this Section 1.3. Brazos and the Shareholders shall establish an escrow account with an escrow agent mutually acceptable to the parties hereto (the "Escrow Agent") pursuant to a mutually acceptable Escrow Agreement (the "Escrow Agreement") for the purpose of satisfying claims, if any, of Brazos under Article VII. Subject to adjustment under this Section 1.3, the escrow account shall be funded with $2,000,000, which shall consist of (i) the Tax Benefit Amount computed in

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Section 1.2 and (ii) if necessary, the amount of the Cash Consideration required to bring the aggregate amount of the Escrow Funds to $2,000,000 (collectively, the "Escrow Funds"). Among other mutually agreed upon terms, the Escrow
Agreement shall provide that (i) the Escrow Funds shall be disbursed in the percentages set forth in SCHEDULE A upon the expiration of one year from the Closing Date unless Brazos shall have exercised its rights under Article VII and pursuant to the Escrow Agreement with respect to any claims under such article,
(ii) the Escrow Agent shall invest the Escrow Funds in a money market fund or similar investment specified by the Shareholders and the investment income earned on the Escrow Funds shall be disbursed to the Shareholders and to Brazos in the percentages that the Escrow Funds are distributed under the terms of this Agreement and the Escrow Agreement, and (iii) if upon the expiration of such one year period the parties have not mutually agreed on the disbursement of the Escrow Funds because of a claim by Brazos under Article VII, the Escrow Agent shall interplead the portion of such funds in dispute into a court of competent jurisdiction, pending final disposition of Brazos' claims. The Escrow Agreement will provide that Three Cities Research, Inc. will be appointed attorney-in-fact for the Shareholders for the purpose of the operation of the Escrow Agreement.

      1.4. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas 77002 at 10:00 a.m., local time, on or before July 15, 1997, or at such other time and date and place as Brazos and the Shareholders shall mutually agree (the "Closing Date").

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS


      2.1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders represents and warrants to Brazos as follows:

            2.1.1.ORGANIZATION AND STANDING. (a) Solarco is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would have a material adverse effect on Solarco and the Solarco Subsidiaries taken as a whole. As used in this Agreement, (i) the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of any class of the outstanding voting securities or equity and
      (ii) the term "Solarco Subsidiaries" means all direct or indirect subsidiaries of Solarco,

                                        3
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      including Morning Sun, Inc., a Washington corporation. True, accurate and complete copies of the charter documents and bylaws of Solarco and the Solarco Subsidiaries, in effect on the date hereof, have been delivered to Brazos.

            (b) All outstanding shares of stock of the Solarco Subsidiaries are validly issued, fully paid, and nonassessable and owned by Solarco, and Solarco has good and indefeasible title thereto free and clear of any Encumbrance (as hereinafter defined). Each such subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated and has full requisite corporate power and authority to own its property and carry on its business as presently conducted by it and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would have a material adverse effect on Solarco and the Solarco Subsidiaries taken as a whole.

            2.1.2.AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

                  2.1.2.1. AUTHORITY. Each Shareholder severally represents and warrants that it has all requisite power and authority and/or capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholders and, assuming the due authorization, execution and delivery hereof by Brazos, constitutes the valid and binding obligation of the Shareholders enforceable against the Shareholders in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors' generally.

                  2.1.2.2. NONCONTRAVENTION. Except as set forth in Section
            2.1.2.2 of the Solarco Disclosure Statement, the execution and delivery of this Agreement by the Shareholders does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance (herein, an "Encumbrance") upon any of the properties or assets of Solarco or any of the Solarco Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to Solarco or any of the Solarco Subsidiaries) pursuant to any provisions of (i) the articles of incorporation, bylaws or similar governing documents of Solarco or any of the Solarco Subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction,

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            writ, permit or license of any Governmental Authority (as defined in
            Section 2.1.2.3) applicable to Solarco or any of the Solarco Subsidiaries or any of their respective properties or assets or
            (iii) subject to obtaining the third-party consents or other approvals set forth in Section 2.1.2.2 of the Solarco Disclosure Statement (the "Solarco Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Solarco or any Solarco Subsidiaries is now a party or by which it or any of its properties or assets may be bound or affected.

                  2.1.2.3. STATUTORY APPROVALS. Except as required pursuant to the Hart-Scott- Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body or authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by the Shareholders or the consummation of the transactions contemplated hereby, except as described in Section
            2.1.2.3 of the Solarco Disclosure Statement (the "Solarco Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Solarco Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                  2.1.2.4. COMPLIANCE. Except as set forth in Section 2.1.2.4 of the Solarco Disclosure Statement, neither Solarco nor any Solarco Subsidiary is in material violation of or is under investigation or review, nor to any Shareholder's knowledge, is any investigation or review threatened, with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Except as set forth in Section 2.1.2.4 of the Solarco Disclosure Statement, Solarco and the Solarco Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their business as currently conducted in all material respects. Except as set forth in Section 2.1.2.4 of the Solarco Disclosure Statement, neither Solarco nor any Solarco Subsidiary is in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) its articles of incorporation or bylaws or similar governing documents or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

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
            2.1.3.CAPITALIZATION AND TITLE TO SHARES. (a) The authorized capitalization of Solarco consists of 7,625,800 shares of Class A Voting Common Stock, $.25 par value per share, of which at the date hereof, 2,700,912 shares were issued and outstanding, and 2,675,800 shares of Class B Non-Voting Common Stock, at which at the date hereof 1,592,088 shares were issued and outstanding. Except as set forth in Section 2.1.3 of the Solarco Disclosure Statement, there exist no (a) outstanding options, subscriptions, warrants, calls, or similar commitments to purchase, issue or sell or to convert any securities or obligations into any of the authorized or issued capital stock of Solarco or any securities or obligations convertible into or exchangeable for such capital stock or
      (b) registration rights, stockholder agreements or voting agreements with respect to the outstanding shares of capital stock of Solarco.

            (b) Each Shareholder severally represents and warrants that it holds good and valid title to all of the Class A Shares and Class B Shares owned by such Shareholder, free and clear of all Encumbrances; the number of such shares held by each Shareholder is as set forth in Section 2.1.3(b) of the Solarco Disclosure Statement.

            2.1.4.FINANCIAL STATEMENTS. Section 2.1.4 of the Solarco Disclosure Schedule contains a true and correct copy of the balance sheets and related statements of income, stockholders' equity and cash flows for Solarco which have been audited by Moss Adams, LLP as of and for each of the periods ended December 31, 1995 and December 29, 1996 (the "Annual Statements"), and the unaudited balance sheet and related statement of income as of and for the three-month period ended March 31, 1997 (the "1997 Statement," and together with the Annual Statements collectively referred to as the "Financial Statements"). The Financial Statements fairly present the financial position and results of operation of Solarco and the Solarco Subsidiaries as of and for the periods indicated. The Annual Statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods. The 1997 Statement has been prepared on a basis consistent with prior periods. Since December 29, 1996, Solarco has not changed any significant accounting method or practice.

            2.1.5.ADDITIONAL SOLARCO INFORMATION. Section 2.1.5 of the Solarco Disclosure Statement contains true, complete and correct lists of the following items, and the Shareholders have furnished to Brazos true, complete and correct copies of all documents referred to in such lists:

                  2.1.5.1. REAL ESTATE. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by Solarco or any Solarco Subsidiary, with a description of the nature and amount of any Encumbrances thereto;

                  2.1.5.2. MACHINERY AND EQUIPMENT. All machinery,
            transportation equipment, tools, equipment, furnishings, and fixtures (excluding such items as did

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            not have a cost basis of $5,000 or more at their respective dates of acquisition by Solarco or any Solarco Subsidiary) owned, leased or subject to a contract of purchase and sale, or lease commitment, by Solarco or any Solarco Subsidiary with a description of the nature and amount of any Encumbrances thereon;

                  2.1.5.3. INVENTORY. All inventory items or groups of inventory items owned by Solarco or any Solarco Subsidiary, together with the amount of any Encumbrances thereon;

                  2.1.5.4. RECEIVABLES. All accounts and notes receivable of
            Solarco or any Solarco Subsidiary, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which Solarco or any Solarco Subsidiary holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable;

                  2.1.5.5. PAYABLES. All accounts and notes payable of Solarco or any Solarco Subsidiary, together with an appropriate aging schedule;

                  2.1.5.6. INSURANCE. All insurance policies or bonds currently maintained by Solarco or any Solarco Subsidiary, including title insurance policies, with respect to Solarco or any Solarco Subsidiary, including those covering their respective properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                  2.1.5.7. MATERIAL CONTRACTS. All material contracts and
            license agreements, which shall include, but shall not be limited to, all agreements or commitments to purchase raw materials or inventory and all agreements which are to be performed in whole or in part after the Closing Date, and which involve or may involve aggregate payments by or to Solarco or any Solarco Subsidiary of $50,000 or more after such date; such list shall also include any obligations of Solarco or any Solarco Subsidiary to make any payments or provide any consideration to any person as a result of the consummation of this Agreement;

                  2.1.5.8. EMPLOYEE COMPENSATION PLANS. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trustee agreements of Solarco or any Solarco Subsidiary, with respect to such plans;

                  2.1.5.9. CERTAIN SALARIES. The names and salary rates of all present officers and employees of Solarco or any Solarco Subsidiary whose current regular annual salary rate is $50,000 or more, together with any bonuses paid or payable to such persons for the fiscal year ended December 29, 1996, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

                  2.1.5.10. EMPLOYEE AGREEMENTS. Any collective bargaining
            agreements of Solarco or any Solarco Subsidiary with any labor union or other representative of employees, including amendments and supplements, and all employment and consulting agreements of Solarco or any Solarco Subsidiary;

                  2.1.5.11. PATENTS. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed, or used by Solarco or any Solarco Subsidiary;

                  2.1.5.12. TRADE NAMES. All trade names and fictitious names used or held by Solarco or any Solarco Subsidiary, whether and where such names are registered and where used;

                  2.1.5.13. PROMISSORY NOTES. All long-term and short-term
            promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements of Solarco or any Solarco Subsidiary relating thereto or with respect to collateral securing the same; and

                  2.1.5.14. GUARANTIES. All indebtedness, liabilities and
            commitments of others and as to which Solarco or any Solarco Subsidiary is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

            Section 2.1.5 of the Solarco Disclosure Statement shall be true, complete and correct as of the Closing Date, except for items contained in Paragraphs 2.1.5.3; 2.1.5.4; and 2.1.5.5, which are true, complete and correct as of March 31, 1997 or such other date as therein indicated. Prior to the Closing Date, the Shareholders shall update the information contained in Paragraph 2.1.5.7 by providing such updated information in writing to Brazos.

            2.1.6.NO UNDISCLOSED DEFAULTS. Except as may be specified in the Financial Statements or in Section 2.1.6 of the Solarco Disclosure Statement, neither Solarco nor any Solarco Subsidiary is a party to, or bound by, any material contract or arrangement of any kind to be performed after the Closing Date, nor is Solarco or any Solarco Subsidiary in default in any material obligation or covenant on its part to be performed under any material obligation, lease, contract, order, plan or other arrangement.

            2.1.7.ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Solarco Disclosure Statement, from March 31, 1997, through the date hereof, (a) Solarco and the Solarco Subsidiaries have conducted their business, in all material respects, only in the ordinary course of business consistent with past practice and (b) there has not been, and no fact or condition exists which, to the knowledge of the Shareholders (which term, shall for purposes of this Agreement, mean the knowledge of the Shareholders listed in Section 2.1.7 of the Solarco Disclosure Statement), would have or, is reasonably likely to have, a material adverse effect on the business, operations, assets, liabilities or results of operations of Solarco and the Solarco Subsidiaries taken as a whole.

            2.1.8. TAXES. Except as set forth in Section 2.1.8 of the Solarco Disclosure Statement, proper and accurate federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Solarco and the Solarco Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Solarco or any Solarco Subsidiary; and the tax provision reflected in Annual Statements is adequate, in accordance with generally accepted accounting principles, to cover liabilities of Solarco or any Solarco Subsidiary at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Solarco or any Solarco Subsidiary or their respective assets or business. Except as set forth on Section 2.1.8 of the Solarco Disclosure Statement, no waiver of any statute of limitations executed by Solarco or any Solarco Subsidiary with respect to federal or state income or other tax is in effect for any period. The federal income tax returns of Solarco or any Solarco Subsidiary have never been examined by the Internal Revenue Service. There are no tax liens on any assets of Solarco or any Solarco Subsidiary except for taxes not yet currently due.

            2.1.9. INTELLECTUAL PROPERTY. Except as set forth in Section 2.1.9 of the Solarco Disclosure Statement, Solarco and the Solarco Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") that is either material to the business of Solarco and the Solarco Subsidiaries or that is necessary for the manufacture, use or sale of any products manufactured, used or sold by Solarco and the Solarco Subsidiaries. The Intellectual Property is owned or licensed by Solarco or the Solarco Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in Section 2.1.9 of the Solarco Disclosure Statement. Except as otherwise indicated in such section, neither Solarco nor any Solarco Subsidiary has granted to any other person any license to use any Intellectual Property. Except as described in Section 2.1.9 of the Solarco Disclosure Statement, none of the Intellectual Property violates, conflicts with or infringes the rights of any third parties. Neither Solarco nor any Solarco Subsidiary has received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Solarco or the Solarco Subsidiaries of their Intellectual Property.

            2.1.10. TITLE TO PROPERTIES. With exceptions which in the aggregate are not material, and except for merchandise and other property sold, used or otherwise disposed of in the ordinary course of business, Solarco and the Solarco Subsidiaries have good and indefeasible title to all their properties, interests in properties and assets, real and personal, reflected in the Financial Statements, free and clear of any Encumbrance of any nature whatsoever, except (i) liens and Encumbrances reflected in the December 31, 1996 balance sheet of Solarco included in the Financial Statements, (ii) liens for current taxes not yet due and payable, and
      (iii) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount, or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Solarco or any Solarco Subsidiary leases (whether as lessee or lessor) any real or personal property for rental or lease payments in excess of $100,000 on an annualized basis are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Solarco or any Solarco Subsidiary and in respect to which Solarco or any Solarco Subsidiary has not taken adequate steps to prevent a default from occurring.

            2.1.11. LITIGATION. Except as set forth in Section 2.1.11 of the Solarco Disclosure Statement, (a) there are no material claims, suits, actions or proceedings, pending or, to the knowledge of the Shareholders, threatened, nor are there, to the knowledge of the Shareholders, any material investigations or reviews pending or threatened against, relating to or affecting Solarco or any Solarco Subsidiary, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Solarco or any Solarco Subsidiary.

            2.1.12. ENVIRONMENTAL COMPLIANCE. Except as set forth in Section
      2.1.12 of the Solarco Disclosure Statement:

                  2.1.12.1. ENVIRONMENTAL CONDITIONS. There are no materially adverse environmental conditions or circumstances such as the presence or release of any hazardous substance on any property presently or previously owned by Solarco or any Solarco Subsidiary.

                  2.1.12.2. PERMITS, ETC. Solarco and the Solarco Subsidiaries
            have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their respective operations and are operating in material compliance thereunder.

                  2.1.12.3. COMPLIANCE. Solarco's and the Solarco Subsidiaries'
            operations and use of their assets do not violate in any material respect any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (42 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 1609 ET SEQ.), the Clean Water Act (33 U.S.C. 1251 ET SEQ. the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (17 U.S.C. ss.2601 ET SEQ.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. ss. 136 ET SEQ.), thE Safe Drinking Water Act (42 U.S.C. ss.201 and ss.300f ET SEQ.), the Rivers and HarbORS Act (33 U.S.C. ss.401 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.), AND analogous state and local provisions, as any of the foregoing may have been amended or supplemented from time to time (collectively the "Applicable Environmental Laws").

                  2.1.12.4. PAST COMPLIANCE. To the knowledge of the
            Shareholders, none of the operations or assets of Solarco or any Solarco Subsidiary has ever been conducted or used in such a manner as to constitute a material violation of any of the Applicable Environmental Laws.

                  2.1.12.5. ENVIRONMENTAL CLAIMS. No notice has been served on
            Solarco or any Solarco Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged material violations under any Applicable Environmental Laws.

                  2.1.12.6. RENEWALS. The Shareholders do not know of any reason
            Solarco or any Solarco Subsidiary would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Solarco's or any Solarco Subsidiary's assets for their current purposes and uses.

            2.1.13. FINDER'S FEE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on the Shareholders and their respective counsel, directly with Brazos and its counsel, without the intervention of any other person as the result of an act of Solarco, any Solarco Subsidiary, or the Shareholders and, so far as known to the Shareholders, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or any similar payments.

            2.1.14. EMPLOYMENT MATTERS. (a) The Shareholders have delivered to, or upon request will deliver to, Brazos copies of any material health and life insurance plans, bonus, deferred compensation, pension, profit sharing and retirement plans and all other material employee benefit plans, programs or arrangements providing benefits for employees (or former employees) of Solarco or any Solarco Subsidiary, all of which are listed on Section 2.1.5.8 of the Solarco Disclosure Statement (the "Solarco Benefit Plans"); a copy of the most recent favorable determination letter received with respect to a Solarco Benefit Plan from the Internal Revenue Service (if the plan is a tax-qualified plan under the Code); the most recent annual report (Form 5500) filed with the Internal Revenue Service with respect to each Solarco Benefit Plan (if any such report was required); and the most recent summary plan description for each Solarco Benefit Plan for which a summary plan description is required. Each of the Solarco Benefit Plans has been administered and maintained in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, if applicable, the Code and all other applicable laws. There is no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) with respect to a Solarco Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and there has been no application for a waiver of the minimum funding standards imposed by Code Section 412 with respect to any such plan. There are no pending or, to the knowledge of the Shareholders, threatened claims by or on behalf of the Solarco Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or by any current or former employee of Solarco or any Solarco Subsidiary or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which is reasonably likely to result in a material liability on the part of Solarco, or Solarco Subsidiary or a Solarco Benefit Plan under ERISA or any other law (other than benefit claims and funding obligations in the ordinary course of business). Neither Solarco nor any Solarco Subsidiary has suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, from any Multiemployer Pension Plan, as such term is defined in Section 3(37) of ERISA; neither Solarco nor any Solarco Subsidiary is a party to any such Multiemployer Pension Plan.

            (b) Except as set forth in Section 2.1.14 of the Solarco Disclosure Statement, (i) Neither Solarco nor any Solarco Subsidiary is a party to any collective bargaining agreement or other labor agreement with any union or labor organization; (ii) to the knowledge of the Shareholders, there is no current union representation election or controversy involving employees of Solarco or any of the Solarco Subsidiaries, nor do the Shareholders know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees; (iii) there is no material unfair labor practice charge or material grievance arising out of a collective bargaining agreement or other material grievance procedure against Solarco or any Solarco Subsidiary pending, or to the knowledge of the Shareholders, threatened; (iv) there is no material complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Solarco or any Solarco Subsidiary pending, or to the knowledge of the Shareholders, threatened; (v) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of the Shareholders, threatened, against or involving Solarco or any Solarco Subsidiary or any Solarco Subsidiary; (vi) Solarco and the Solarco Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; and (vii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the Shareholders, threatened, in respect of which any director, officer, employee or agent of Solarco or any Solarco Subsidiary is or may be entitled to claim indemnification from Solarco or any Solarco Subsidiary pursuant to its respective articles of incorporation or bylaws (or similar governing documents) or as provided in any indemnification agreements.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                    OF BRAZOS

      3.1. REPRESENTATIONS AND WARRANTIES OF BRAZOS. Brazos represents and warrants to the Shareholders as follows:

            3.1.1.ORGANIZATION AND STANDING. Brazos is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would have a material adverse effect on Brazos.

            3.1.2. AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE

                  3.1.2.1. AUTHORITY. Brazos has all requisite power and
            authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Brazos of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Brazos and, assuming the due authorization, execution and delivery hereof by the Shareholders, constitutes the valid and binding obligation of Brazos enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors' generally.

                  3.1.2.2. NONCONTRAVENTION. Except as set forth in Section
            3.1.2.2 of the Brazos Disclosure Statement, the execution and delivery of this Agreement by Brazos does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any encumbrance upon any of their respective properties or assets (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, a "Violation" with respect to Brazos pursuant to any provisions of (i) the charter documents, bylaws or similar governing documents of Brazos, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Brazos or any of its properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 3.1.2.2 of the Brazos Disclosure Statement (the "Brazos Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Brazos is now a party or by which it or any of its properties or assets may be bound or affected.

                  3.1.2.3. STATUTORY APPROVALS. No declaration, filing or
            registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Brazos or the consummation by Brazos of the transactions contemplated hereby, except as described in Section 3.1.2.3 of the Brazos Disclosure Statement (the "Brazos Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Brazos Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

                  3.1.2.4. COMPLIANCE. Except as set forth in Section 3.1.2.4 of the Brazos Disclosure Statement, Brazos, is not in material violation of or is under investigation with respect to any material violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority except. Except as set forth in Section 3.1.2.4 of the Brazos Disclosure Statement, Brazos has all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its businesses as currently conducted in all material respects. Except as set forth in Section 3.1.2.4 of the Brazos Disclosure Statement, Brazos is not in material breach or violation of or in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a material default under, (i) charter documents or bylaws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

            3.1.3. FINDER'S FEE. Except as set forth on Section 3.1.3 of the Brazos Disclosure Statement, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Brazos and its counsel directly with the Shareholders and their counsel, without the intervention of any other person as the result of any act of Brazos, and so far as is known to Brazos, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                                   ARTICLE IV

                        OBLIGATIONS PENDING CLOSING DATE

      4.1. AGREEMENTS. The Shareholders agree that from the date hereof to the Closing Date, except as otherwise set forth in the Solarco Disclosure Statement, Solarco and the Solarco Subsidiaries have and the Shareholders will cause Solarco and each of the Solarco Subsidiaries to:

            4.1.1. MAINTENANCE OF PRESENT BUSINESS. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner.

            4.1.2. INSPECTION. Permit Brazos and its officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other authorized representatives (collectively the "Representatives"), during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Agreement. Brazos agrees that it and its Representatives shall hold all data and information obtained with respect to Solarco and the Solarco Subsidiaries hereto in confidence and Brazos further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge; without the consent of Three Cities Research, Inc., as agent for the shareholders, Brazos will not, prior to the Closing, require or utilize the participation of Klein or other Morning Sun personnel in the business or financial activities of Brazos.

            4.1.3. ACQUISITION PROPOSALS. Neither Solarco nor the Shareholders shall, nor shall they permit any Solarco Subsidiary, or any of their respective officers, directors or representatives to directly or indirectly (i) solicit, initiate or encourage any inquiries or Acquisition Proposals (defined below) from any person or (ii) participate in any discussions or negotiations regarding, furnish to any person other than Brazos or its representatives any information with respect to, or otherwise assist, facilitate or encourage any Acquisition Proposal by any other person. "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving Solarco or any Solarco Subsidiary or the acquisition or purchase of any equity interest in, or a material portion of the assets of, Solarco or any Solarco Subsidiary. The Shareholders shall promptly communicate to Brazos the terms of any such Acquisition Proposals which they or Solarco may receive or any inquiries made to them or their directors, officers, representatives or agents.

      4.2. ADDITIONAL AGREEMENTS OF THE SHAREHOLDERS. Except as otherwise set forth in the Solarco Disclosure Statement, the Shareholders agree that from the date hereof to the Closing Date, they will cause Solarco and each Solarco Subsidiary to:

            4.2.1.PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS. Not enter into any contracts of employment which (i) cannot be terminated on notice of 14 days or less or (ii) provide for any severance payments or benefits covering a period beyond the termination date except as may be required by law;

            4.2.2.PROHIBITION OF CERTAIN LOANS. Not incur any borrowings except
      (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities not exceeding $9.5 million if the Closing occurs on or before July 15, 1997 (or an amount not exceeding the sum of $1.3 million plus the amount of borrowings shown on the business plan heretofore presented to Brazos for the end of the month in which the Closing occurs after such date), (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) as is otherwise agreed to in writing by Brazos;

            4.2.3.PROHIBITION OF CERTAIN COMMITMENTS. Not (a) enter into commitments for capital expenditures which would exceed $250,000, in the aggregate for Solarco and all Solarco Subsidiaries, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law or (iii) as is otherwise agreed to in writing by Brazos or (b) enter into any agreement with any affiliate of Solarco or any Solarco Subsidiary without Brazos's written consent;

            4.2.4.DISPOSAL OF ASSETS. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by Brazos;

            4.2.5.MAINTENANCE OF INSURANCE. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion;

            4.2.6.NO AMENDMENT TO ARTICLES OF INCORPORATION, ETC. Not amend its articles of incorporation or bylaws or other organizational documents or merge into any other corporation or change in any manner the rights of its capital stock or the character of its business;

            4.2.7.NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Except with respect to exercises of currently outstanding warrants or options which are described in the Solarco Disclosure Schedule, not issue or sell, or issue options or rights to subscribe to (or cancel or amend any options currently outstanding), or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock; and

            4.2.8.PROHIBITION ON DIVIDENDS. Except with respect to any distribution of the Initial Payment, not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof.

      4.3. ADDITIONAL AGREEMENTS OF THE SHAREHOLDERS AND BRAZOS. The Shareholders and Brazos agree to take the following actions after the date hereof:

            4.3.1.HART-SCOTT-RODINO. Within 10 days of the date hereof, each party (or their affiliates) shall file such materials as are required under the HSR Act with respect to the transaction contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of such filings.

            4.3.2. NOTICE OF MATERIAL DEVELOPMENTS. The Shareholders will promptly notify Brazos in writing of any material adverse effect on the business, operations, assets, liabilities or result of operations of Solarco and the Solarco Subsidiaries taken as a whole.

      4.4. DISCLOSURE STATEMENT. On the date of this Agreement, (i) Brazos has delivered to Solarco a statement (the "Brazos Disclosure Statement"), and (ii) the Shareholders have delivered to Brazos a statement (the "Solarco Disclosure Statement"). The Brazos Disclosure Statement and the Solarco Disclosure Statement are collectively referred to herein as the "Disclosure Statements." The Disclosure Statements, when so delivered, shall be deemed to constitute an integral part of this Agreement and to modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Statements. Except as otherwise contained herein or in the Disclosure Statements, any and all statements, representations, warranties or disclosures set forth in the Disclosure Statements shall be deemed to have been made on and as of the date of this Agreement.

      4.5. COMMERCIALLY REASONABLE EFFORTS. The parties hereto shall use commercially reasonable efforts to cause the occurrence of the events contained in Sections 5.1 and 5.2, respectively, to be satisfied at or before the Closing, to the extent the occurrence of such events is in control of any such party.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO OBLIGATIONS

      5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF BRAZOS. The obligations of Brazos to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Brazos in the manner contemplated by Section 6.2 on or before the Closing Date:

            5.1.1.REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS; PERFORMANCE OF OBLIGATIONS. The representations and warranties of the Shareholders herein contained shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made at such date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except as affected by transactions permitted or contemplated by this Agreement. The Shareholders shall have performed and complied, in all material respects, with all its agreements and covenants contained in or contemplated by this Agreement to be performed or complied with by them before the Closing Date; and the Shareholders shall have delivered to Brazos a certificate, dated the Closing Date and signed by each Shareholder, to the effect that such conditions have been satisfied.

            5.1.2.NO INJUNCTION. No injunction or restraining order shall be in effect in any court of competent jurisdiction which would restrain or prohibit the consummation of the transactions contemplated hereby.

            5.1.3.OPINION OF COUNSEL. Brazos shall have received a favorable opinion, dated as of the Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Shareholders (and/or local counsel reasonably acceptable to Brazos), in form and substance reasonably satisfactory to Brazos, to the effect that (i) Solarco has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington; and (ii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Shareholders and is enforceable against them in accordance with its respective terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. Such opinion also shall cover such other matters incident to the transactions herein contemplated as Brazos and its counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Solarco as to matters of fact.

            5.1.4.HART-SCOTT-RODINO, ETC. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Solarco, any Solarco Subsidiary or their affiliates or any component of Brazos or its subsidiaries or affiliates or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

            5.1.5.CONSENT OF CERTAIN PARTIES IN PRIVITY WITH SOLARCO. The holders of any material indebtedness of Solarco or any Solarco Subsidiary, the lessors of any material property leased by Solarco or any Solarco Subsidiary, and the other parties to any other material agreements to which Solarco or any Solarco Subsidiary is a party shall have, if required by the terms of the respective agreement, consented to the transactions contemplated hereby (which consents shall have been obtained without any material charge or expense imposed by the consenting party and without any material adverse amendments to any underlying agreements).

            5.1.6. TENDER OF STOCK. The Shareholders shall have delivered to Brazos certificates representing all of the issued and outstanding Solarco Capital Stock, duly endorsed for transfer or accompanied by duly executed stock powers, free and clear of any Encumbrance.

            5.1.7.RESIGNATIONS. All officers and directors of Solarco and the Solarco Subsidiaries shall have provided written resignations to Brazos with respect to such positions.

            5.1.8. FINANCING. Brazos shall have obtained financing to fund the payment of the Cash Consideration on the Closing Date;

            5.1.9. KLEIN AGREEMENTS. Klein shall have executed an employment agreement with Morning Sun, Inc. in the form attached hereto as EXHIBIT A. In addition, Klein shall have executed an agreement acknowledging, in customary form (a) that the shares of Brazos common stock issued to him on the Closing date are "restricted" securities and (b) that he is an accredited investor acquiring such shares for investment purposes only.

            5.1.10. ADOPTION AGREEMENT. All Shareholders who did not execute this Agreement on the date hereof shall have executed and delivered to Brazos the Adoption Agreement.

            5.1.11. ESCROW AGREEMENT. The Shareholders shall have executed and delivered to Brazos the Escrow Agreement.

            5.1.12. EMPLOYEE COMPENSATION MATTERS. (a) the Shareholders shall have entered into an agreement regarding the assumption by the Shareholders of existing salary continuation obligations upon the voluntary resignation of certain Morning Sun employees within four months of the Closing Date and (b) except as otherwise mutually agreed by the parties, as of the Closing Date, Solarco shall have outstanding no stock options or warrants to acquire any class of Solarco's capital stock.

      5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by the Shareholders in the manner contemplated by Section 6.2 on or before the Closing Date:

            5.2.1.REPRESENTATIONS AND WARRANTIES OF BRAZOS; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Brazos herein contained shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as though made at such date (except to the extent such representations and warranties speak only as of any other date, which need only be true and correct as of such other date), except as affected by transactions permitted or contemplated by this Agreement. Brazos shall have performed and complied, in all material respects, with all of its agreements and covenants contained in or contemplated by this Agreement to be performed or complied with by Brazos before the Closing Date; and Brazos shall have delivered to the Shareholders a certificate, dated the Closing Date and signed by its chairman of the board or its president, and by its chief financial or accounting officer, and its secretary to the effect that such conditions have been satisfied.

            5.2.2.NO INJUNCTION. No injunction or restraining order shall be in effect in any court of competent jurisdiction which would restrain or prohibit the consummation of the transactions contemplated hereby.

            5.2.3.OPINION OF BRAZOS' COUNSEL. The Shareholders shall have received a favorable opinion, dated the Closing Date, from Porter & Hedges, L.L.P., counsel to Brazos, in form and substance reasonably satisfactory to the Shareholders, to the effect that (i) Brazos has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; (ii) all corporate or other proceedings required to be taken by or on the part of Brazos to authorize the execution of this Agreement and the implementation of the transactions contemplated hereby have been taken; and (iii) this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of Brazos and is enforceable against Brazos in accordance with its terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. Such opinion shall also cover such other matters incident to the transactions herein contemplated the Shareholders and their counsel may reasonably request. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of Brazos as to matters of fact.

            5.2.4.HART-SCOTT-RODINO, ETC. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Solarco or its affiliates or other actions as a precondition to the expiration of any waiting period or the receipt of any necessary governmental approval or consent.

            5.2.5. SATISFACTION OR ASSUMPTION OF INDEBTEDNESS AND OTHER OBLIGATIONS. Brazos shall have (i) repaid all indebtedness of Morning Sun, Inc. to Seafirst Bank (which amount shall not exceed $12.0 million) and
      (ii) assumed to the reasonable satisfaction of the Shareholders the 1997 Morning Sun, Inc. employee bonus payments and deferred earn-out amounts not exceeding an aggregate of $2.5 million, which are described in Section
      5.2.5 of the Solarco Disclosure Statement.

            5.2.6. ESCROW AGREEMENT. Brazos shall have executed and delivered to the Shareholders the Escrow Agreement.

            5.2.7.PAYMENT OF CONSIDERATION. The Consideration shall have been paid or delivered to the Shareholders in accordance with Article I hereof.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

      6.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time before the Closing Date:

            6.1.1.BY MUTUAL CONSENT. By mutual consent of the holders of not less than 51% of the Solarco Capital Stock and Brazos; or

            6.1.2.BY THE SHAREHOLDERS OR BRAZOS. By the holders of not less than 51% of the Solarco Capital Stock or Brazos if the terminating party or parties is not in material breach of any of its obligations hereunder and if the transactions contemplated by this Agreement have not been consummated on or before July 15, 1997, except such date shall be extended for an additional 60 days to the extent necessary to comply with the H-S-R Act.

      6.2 WAIVER. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any provision of this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other provision.

      6.3 EXPENSE ON TERMINATION. If the transactions contemplated hereby are abandoned pursuant to and in accordance with the provisions of Section 6.1 hereof, all expenses will be paid by the party incurring them; PROVIDED, except as otherwise set forth herein, this provision shall not limit any claim resulting from the breach of this Agreement by any party hereto, PROVIDED, FURTHER, that in the event this Agreement is terminated by any party in accordance with Section 6.1.2, then Brazos shall pay to Three Cities Research ("TCR"), for the benefit of the Shareholders, the amount of $650,000 unless either (a) at the time of such termination, the Shareholders are in material breach of the Agreement or (b) the reason the transactions contemplated by this Agreement were not consummated on or before July 15, 1997 (or such later date as provided in Section 6.1.2) was the failure of any of the conditions set forth in
Section 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5, 5.1.6, 5.1.7, 5.1.9, 5.1.10., 5.1.11,
or 5.1.12 (which failure was not the consequence of a breach by Brazos of its covenants under this agreement) and upon receipt of such amount, the Shareholders hereby irrevocably waive, release and agree not to sue Brazos or its stockholders, officers, directors, affiliates, employees, or their successors, assigns, agents or representatives with respect to all claims, causes of action, rights of contribution, cost recovery, losses, liabilities, suits, costs, fees, judgments or expenses which may thereafter arise in connection with this Agreement or any breach by Brazos of any of the representations, warranties, covenants or agreements contained herein.

      6.4. AGREEMENT WITH RESPECT TO INITIAL PAYMENT. In the event any party terminates this Agreement in accordance with Section 6.1.2 and TCR is not entitled to the payment of the $650,000 described in Section 6.3, then the Shareholders shall cause Solarco to immediately refund the Initial Payment to Brazos. In the event that TCR is entitled to receive (on behalf of the Shareholders) the $650,000 payment described in Section 6.3 and retains (on behalf of the Shareholders) the Initial Payment, the aggregate of such payments shall be deemed consideration for an option to purchase the Solarco Capital Stock which expired by reason of the termination of this Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

      7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein or any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution and delivery of this Agreement and the Closing without limitation notwithstanding any investigation or due diligence theretofore made by or on behalf of any party hereto; provided, however, that all representations and warranties of each party hereto shall terminate on the one year anniversary of the Closing Date except (a) as to the representations and warranties contained in Section 2.1.3(b) which shall continue and survive indefinitely, and (b) as to the representations and warranties contained in Section 2.1.8 (Taxes), which shall continue and survive for the full period of the applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof). All claims for indemnification by any party hereto with respect to a breach of a representation or warranty must be asserted prior to the expiration of the applicable survival period. Except with respect to any claim regarding the breach of the representations and warranties contained in Section 2.1.8 (Taxes), none of the parties hereto will make any claim for indemnification until such party shall have incurred at least $250,000 in Claims (as herein defined) and thereafter only for claims in excess of such aggregate amount.

      7.2. INDEMNIFICATION OF BRAZOS. The Shareholders shall indemnify, defend and hold harmless Brazos and its affiliates and subsidiaries against and in respect of any and all claims, demands, actions, costs, damages, losses, diminution in value, expenses, liabilities, judgments, settlements, suits, causes of action or deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims") that such indemnified persons shall incur or suffer, which arise, result from or relate to any breach of, or failure by the Shareholders to perform, any of their representations, warranties, covenants or agreements in or under this Agreement.

      7.3. INDEMNIFICATION OF SHAREHOLDERS. Brazos shall indemnify, defend and hold harmless the Shareholders against and in respect of any and all Claims that the Shareholders shall incur or suffer, which arise, result from or relate to any breach of, or failure by Brazos to perform, any of its representations, warranties, covenants or agreements in or under this Agreement.

      7.4. INDEMNIFICATION PROCEDURE. Promptly upon the discovery of facts giving rise to a claim for indemnity under this Article VII or the receipt of notice of any Claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this Article VII, the indemnified party shall give written notice thereof to the indemnifying party together with such information respecting such matter as the indemnified party shall then have; PROVIDED, HOWEVER, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (I.E., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its election to so assume the defense of such a third-party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or if counsel fails to diligently defend, and the expenses of such defense shall be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

      7.5.  ADDITIONAL PROVISIONS REGARDING INDEMNIFICATION.

      (a) All claims for indemnification by Brazos hereunder shall be made against the Escrow Funds or amounts which are payable by Brazos into escrow in accordance with Section 1.3 hereof prior to making any claim for indemnification against the Shareholders individually. Except with respect to any claim by Brazos for indemnification which relates to the representations and warranties contained in Section 2.1.3(b) or Section 2.1.8, the Shareholders' aggregate obligation with respect to indemnification for a claim for breach of representations and warranties hereunder shall be limited to the amount of $3,000,000. With respect to claims for indemnification relating to breaches of representations and warranties contained in Section 2.1.8 and to the extent Brazos' claims for indemnification have exceeded $3,000,000, such claims shall only be made against the Shareholders for the pro rata share of any liability (based on the respective share holdings set forth in SCHEDULE A).

      (b) The parties hereto agree that their remedies after the Closing Date with respect to breaches of representations, warranties, covenants and agreements contained herein are limited to claims for indemnification as provided for in this Article VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1. ENTIRETY. This Agreement and the agreements to be entered into in connection herewith embody the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

      8.2. COUNTERPARTS. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

      8.3. NOTICES AND WAIVERS. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                                 IF TO BRAZOS


Addressed to:                           With a copy to:
Brazos Sportswear, Inc.                 Porter & Hedges, L.L.P.
3860 Virginia Avenue                    700 Louisiana, 35th Floor
Cincinnati, Ohio 45227                  Houston, Texas 77210-4744
Attention: President                    Attention: Richard L. Wynne
Facsimile: (513) 272-2812               Facsimile:  (713) 226-0247

                              IF TO SHAREHOLDERS


Addressed to:                           With a copy to:

Three Cities Research, Inc.,
   as agent for the Shareholders        Paul, Weiss, Rifkind, Wharton & Garrison
135 East 57th Street, 24th Floor        1285 Avenue of the Americas
New York, New York  10022               New York, New York 10019-6064
Attn: Jonathan Stein                    Attn: Robert Hirsh
Facsimile: (212) 980-1142               Facsimile: (212) 373-2159

      Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

      8.4. TABLE OF CONTENTS AND CAPTIONS. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

      8.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

      8.6. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

      8.7. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      8.8. PUBLIC ANNOUNCEMENTS. The parties agree that before the Closing Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law or the National Association at Securities Dealers (the "NASD") to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed all as of the day and year first above written.

                                    BRAZOS SPORTSWEAR, INC.

                                    By: /S/ RANDALL B. HALE
                                            Randall B. Hale,
                                            Chairman of the Board

                                    SHAREHOLDERS:

                                    TCR INTERNATIONAL PARTNERS, L.P.

                                    By:

                                    By: /S/ J. WILLIAM UHRIG
                                    Name: J. WILLIAM UHRIG
                                    Title: GENERAL PARTNER


                                    TERBEM LIMITED

                                    By:   Attorney-in-Fact

                                    By: /S/ JONATHAN STEIN
                                    Name: JONATHAN STEIN
                                    Title: ATTORNEY-IN-FACT


                                    TINVEST LIMITED

                                    By:   Attorney-in-Fact

                                    By: /S/ JONATHAN STEIN
                                    Name: JONATHAN STEIN
                                    Title: ATTORNEY-IN-FACT

                                    BOBST LIMITED

                                    By:   Attorney-in-Fact

                                    By: /S/ JONATHAN STEIN
                                    Name: JONATHAN STEIN
                                    Title: ATTORNEY-IN-FACT


                                    MITVEST LIMITED

                                    By:   Attorney-in-Fact

                                    By: /S/ JONATHAN STEIN
                                    Name: JONATHAN STEIN
                                    Title: ATTORNEY-IN-FACT

                                    ROBERT KLEIN

                                    Robert C. Klein
                                    --------------------------